UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report: March 23, 2011

ICO GLOBAL COMMUNICATIONS (HOLDINGS)

LIMITED

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-33008	98-0221142
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification #)

2300 Carillon Point Kirkland, Washington	98033
(Address of Principal Executive Offices)	(Zip Code)

(425) 278-7100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.01 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective March 4, 2011 (the “Effective Date”), ICO Global Communications (Holdings) Limited (the “Company”) engaged R. Gerard Salemme to serve as Chief Strategy Officer of the Company. On March 23, 2011, the Company’s Board of Directors appointed Mr. Salemme as an Executive Vice President for the Company.

Mr. Salemme, age 57, has been a director of the Company since June 2010, and previously served as a director of the Company from May 2002 through December 2008. He has 30 years of experience in business and government, having served as a senior leader for strategy and business development for public corporations and private investment firms. As a partner with Craig McCaw since 1997 in Eagle River, a private investment firm, Mr. Salemme was a founding shareholder of companies that include Clearwire Corporation and XO Communications. He later served in lead executive positions in those companies. At Clearwire Corporation, Mr. Salemme was responsible for transactions valued at over $10 billion that resulted in Clearwire becoming the largest holder of spectrum in the United States and a leader in the wireless broadband industry. Prior to his work with Clearwire, Mr. Salemme served as an executive at AT&T Corp, OneCom and McCaw Cellular Communications. He also held the position of Senior Telecommunications Policy Analyst for the U.S. House of Representatives Subcommittee on Telecommunications and Finance (1987-1991) and served as Chief of Staff to Congressman Ed Markey of Massachusetts (1976-1984). From 1982-1984, he taught Economics at the University of Massachusetts, Salem and held key management positions in national political campaigns. Mr. Salemme earned a B.A. in Political Science and Economics and an M.A. in Economics from Boston College.

The Company has agreed to pay Mr. Salemme an annual base salary of $300,000. He will also be eligible for a bonus of up to 50% of his base salary, at the discretion of the Compensation Committee, based on objectives to be established by the Compensation Committee. In addition, as of the Effective Date, Mr. Salemme was granted options to purchase 400,000 shares of the Company’s Class A common stock at the market price at the close of business on the Effective Date. These options will vest and become exercisable in four equal annual installments beginning with the Effective Date. Mr. Salemme was also granted 250,000 shares of restricted stock that vest in four equal annual installments on each of the first four anniversary dates of the Effective Date.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No. Description

    10.1         Employment Letter Agreement dated March 4, 2011 between the Company and R. Gerard Salemme.

    99.1         Related party information.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ICO GLOBAL COMMUNICATIONS (HOLDINGS) LIMITED
(Registrant)

	By:	/s/ Timothy M. Dozois
March 29, 2011		Timothy M. Dozois General Counsel and Acting Secretary